EXHIBIT 99.1

MARTIN MIDSTREAM PARTNERS REPORTS SECOND QUARTER 2025 FINANCIAL RESULTS AND DECLARES QUARTERLY CASH DISTRIBUTION

•Net loss of $2.4 million and $3.4 million for the three and six months ended June 30, 2025, respectively
•Adjusted EBITDA of $27.1 million and $55.0 million for the three and six months ended June 30, 2025, respectively
•Maintains full year adjusted EBITDA guidance of $109.1 million
•Declares quarterly cash dividend of $0.005 per common unit

KILGORE, Texas, July 16, 2025 (BUSINESS WIRE) -- Martin Midstream Partners L.P. (Nasdaq: MMLP) (“MMLP” or the “Partnership”) today announced its financial results for the second quarter of 2025.

Bob Bondurant, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of the Partnership, stated, “The Partnership reported adjusted EBITDA of $27.1 million for the quarter. Based on performance over the first half of the year, we are reaffirming our full year adjusted EBITDA guidance of $109.1 million. However, we remain cautious and continue to closely monitor the potential impacts of the proposed tariffs.

“For the quarter, our Sulfur Services segment delivered sales volumes and margins that exceeded our internal projections. This performance positioned the segment for a successful first half of the year as the Sulfur Services segment prepares to enter turnaround season during the third quarter.

“In the Transportation segment, utilization in the marine business was slightly below expectations due to equipment repairs, which reduced cash flow for the quarter. Results from land transportation partially offset the shortfall from marine operations. Land transportation rates continued to show signs of pressure compared to internal projections, but lower-than-expected operating expenses contributed to improved cash flow.

“Our Specialty Products segment faced temporary volume reductions this quarter in the grease business unit due to shifts in our customer portfolio, which we expect to normalize soon. At the same time, results from the lubricants business exceeded expectations and helped partially offset the underperformance in the grease business unit.

“Lastly, the Terminalling and Storage segment delivered results slightly below our internal projections for the quarter due to higher operating expenses. However, the segment remains fundamentally stable, and we anticipate favorable performance over the second half of the year.

“During the quarter, growth capital expenditures totaled $0.8 million and maintenance capital expenditures were $5.2 million. As of June 30, 2025, our adjusted leverage ratio was 4.20 times compared to 4.21 times as of March 31, 2025. We anticipate that leverage will remain at this level in the third quarter, which is typically our seasonally weakest period for cash flow. During this time, the Partnership is managing planned turnarounds, funding capital projects, and making the semi-annual interest payment on our outstanding notes, all of which contribute to higher debt levels. We expect leverage to decline in the fourth quarter as the Sulfur Services segment exits turnaround season and operational cash flows improve.”

SECOND QUARTER 2025 OPERATING RESULTS BY BUSINESS SEGMENT

	Operating Income (Loss) ($M)		Adjusted EBITDA ($M)
	Three Months Ended June 30,
	2025	2024	2025	2024
	(Amounts may not add or recalculate due to rounding)
Business Segment:
Transportation	$6.2	$8.0	$8.5	$11.2
Terminalling and Storage	3.0	3.3	8.4	8.0
Sulfur Services	6.0	7.5	9.7	10.6
Specialty Products	3.6	4.9	4.4	5.7
Unallocated Selling, General and Administrative Expense	(3.9)	(3.8)	(3.9)	(3.8)
	$14.9	$19.9	$27.1	$31.7

Transportation Adjusted EBITDA decreased by $2.7 million. In the land division, Adjusted EBITDA declined by $2.8 million, primarily due to lower miles and reduced transportation rates, partially offset by lower operating expenses. In the marine division, Adjusted EBITDA increased by $0.1 million, driven by higher day rates, partially offset by increased employee-related expenses.

Terminalling and Storage Adjusted EBITDA increased by $0.4 million. At our Smackover refinery, Adjusted EBITDA increased by $0.9 million, benefiting from higher throughput and reservation fees, combined with lower operating expenses. In the underground NGL storage division, Adjusted EBITDA decreased by $0.5 million due to lower throughput volumes. Adjusted EBITDA in our specialty terminals division remained flat at $2.9 million. Adjusted EBITDA in our shore-based terminals division held steady at $1.5 million.

Sulfur Services Adjusted EBITDA decreased by $0.9 million. In the fertilizer division, Adjusted EBITDA declined by $0.7 million due to margin compression from higher raw material costs, partially offset by reservation fees related to the DSM Semichem joint venture. In the pure sulfur business, Adjusted EBITDA decreased by $0.6 million due to a reduction in operating expenses in the second quarter of 2024 from our sulfur vessel going into the shipyard for regulatory maintenance, combined with increased repairs and maintenance expenses. In the sulfur prilling business, Adjusted EBITDA decreased by $0.2 million, reflecting a volume-driven reduction in operating fees.

Specialty Products Adjusted EBITDA decreased by $1.3 million. In the grease division, Adjusted EBITDA decreased by $1.5 million, primarily due to lower margins associated with a higher mix of lower-margin product sales. The lubricants division increased by $0.1 million, reflecting higher volumes partially offset by lower margins. Adjusted EBITDA in our propane and NGL divisions each remained flat at $0.3 million, reflecting stable volumes and margins.

Unallocated selling, general, and administrative expense increased by $0.1 million, due to an increase in allocated overhead expenses from Martin Resource Management Corporation.

RESULTS OF OPERATIONS SUMMARY
(in millions, except per unit amounts)

Period	Net Income (Loss)	Net Income (Loss) Per Unit	Adjusted EBITDA	Net Cash Provided by (Used in) Operating Activities	Distributable Cash Flow	Revenues

Three Months Ended June 30, 2025	$(2.4)	$(0.06)	$27.1	$30.9	$6.7	$180.7
Three Months Ended June 30, 2024	$3.8	$0.09	$31.7	$11.8	$9.5	$184.5

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(in millions)	Transportation	Terminalling & Storage	Sulfur Services	Specialty Products	SG&A	Interest Expense	2Q 2025 Actual
Net income (loss)	$6.2	$3	$6	$3.6	$(6.6)	$(14.6)	$(2.4)
Interest expense add back	–	–	–	–	–	$14.6	$14.6
Equity in loss of DSM Semichem LLC	–	–	–	–	$0.6	–	$0.6
Income tax expense	–	–	–	–	$2.1	–	$2.1
Operating Income (loss)	$6.2	$3.0	$6.0	$3.6	$(3.9)	$–	$14.9
Depreciation and amortization	$2.9	$5.4	$3.6	$0.8	–	–	$12.6
Gain on sale or disposition of property, plant, and equipment	$(0.6)	–	–	–	–	–	$(0.6)
Non-cash contractual revenue deferral adjustment	–	–	$0.2	–	–	–	$0.2
Unit-based compensation	–	–	–	–	–	–	–
Adjusted EBITDA	$8.5	$8.4	$9.7	$4.4	$(3.9)	$–	$27.1

NON-GAAP FINANCIAL MEASURES

EBITDA, Adjusted EBITDA, Distributable Cash Flow and Adjusted Free Cash Flow are non-GAAP financial measures which are explained in greater detail below under the heading "Use of Non-GAAP Financial Information." The Partnership has also included below tables entitled "Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA” and “Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA, Distributable Cash Flow, and Adjusted Free Cash Flow” in order to show the components of these non-GAAP financial measures and their reconciliation to the most comparable GAAP measurement.

An attachment included in the Current Report on Form 8-K to which this announcement is included contains a comparison of the Partnership’s Adjusted EBITDA for the second quarter 2025 to the Partnership's Adjusted EBITDA for the second quarter 2024.

CAPITALIZATION

	June 30, 2025	December 31, 2024
	($ in millions)
Debt Outstanding:
Revolving Credit Facility, Due February 2027 [1]	$41.0	$53.5
Finance lease obligations	0.1	0.1
11.50% Senior Secured Notes, Due February 2028	400.0	400.0
Total Debt Outstanding:	$441.1	$453.6

Summary Credit Metrics:
Revolving Credit Facility - Total Capacity	$150.0	$150.0
Revolving Credit Facility - Available Liquidity [2]	$31.3	$80.7
Total Adjusted Leverage Ratio [3]	4.20x	3.96x
Senior Leverage Ratio [3]	0.39x	0.47x
Interest Coverage Ratio [3]	1.97x	2.14x

1 The Partnership was in compliance with all debt covenants as of June 30, 2025 and December 31, 2024.
2 Effective March 31, 2025, in accordance with the terms of the Partnership’s credit agreement, the maximum total leverage ratio under the credit facility stepped down from 4.75x to 4.50x.
3 As calculated under the Partnership's revolving credit facility.

QUARTERLY CASH DISTRIBUTION

The Partnership has declared a quarterly cash distribution of $0.005 per unit for the quarter ended June 30, 2025. The distribution is payable on August 14, 2025, to common unitholders of record as of the close of business on August 7, 2025. The ex-dividend date for the cash distribution is August 7, 2025.

Qualified Notice to Nominees

This release is intended to serve as qualified notice under Treasury Regulation Section 1.1446-4(b)(4) and (d). Brokers and nominees should treat one hundred percent (100%) of MMLP’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, MMLP’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate. For purposes of Treasury Regulation section 1.1446(f)-4(c)(2)(iii), brokers and nominees should treat one hundred percent (100%) of the distributions as being in excess of cumulative net income for purposes of determining the amount to withhold. Nominees, and not Martin Midstream Partners L.P., are treated as withholding agents responsible for any necessary withholding on amounts received by them on behalf of foreign investors.

About Martin Midstream Partners

Martin Midstream Partners L.P., headquartered in Kilgore, Texas, is a publicly traded limited partnership with a diverse set of operations focused primarily in the Gulf Coast region of the United States. MMLP’s primary business lines include: (1) terminalling, processing, and storage services for petroleum products and by-products; (2) land and marine transportation services for petroleum products and by-products, chemicals, and specialty products; (3) sulfur and sulfur-based products processing, manufacturing, marketing and distribution; and (4) marketing, distribution, and transportation services for natural gas liquids and blending and packaging services for specialty lubricants and grease. To learn more, visit www.MMLP.com. Follow Martin Midstream Partners L.P. on LinkedIn, Facebook, and X.

Forward-Looking Statements

Statements about the Partnership’s outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties, including (i) the effects of the continued volatility of commodity prices and the related macroeconomic and political environment, (ii) uncertainties relating to the Partnership’s future cash flows and operations, (iii) the Partnership’s ability to pay future distributions, (iv) future market conditions, (v) current and future governmental regulation, (vi) future taxation, and (vii) other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission (the “SEC”). The Partnership disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise except where required to do so by law.

Use of Non-GAAP Financial Information

To assist management in assessing our business, we use the following non-GAAP financial measures: earnings before interest, taxes, and depreciation and amortization ("EBITDA"), Adjusted EBITDA (as defined below), distributable cash flow available to common unitholders (“Distributable Cash Flow”), and free cash flow after growth capital expenditures and principal payments under finance lease obligations ("Adjusted Free Cash Flow"). Our management uses a variety of financial and operational measurements other than our financial statements prepared in accordance with U.S. GAAP to analyze our performance.

Certain items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing an entity's financial performance, such as cost of capital and historical costs of depreciable assets.

EBITDA and Adjusted EBITDA. We define Adjusted EBITDA as EBITDA before unit-based compensation expenses, gains and losses on the disposition of property, plant and equipment, impairment and other similar non-cash adjustments, and transaction costs associated with business combination, merger, and divestiture activities. Adjusted EBITDA is used as a supplemental performance and liquidity measure by our management and by external users of our financial statements, such as investors, commercial banks, research analysts, and others, to assess:

•the financial performance of our assets without regard to financing methods, capital structure, or historical cost basis;
•the ability of our assets to generate cash sufficient to pay interest costs, support our indebtedness, and make cash distributions to our unitholders; and
•our operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing methods or capital structure.

The GAAP measures most directly comparable to Adjusted EBITDA are Net Income (Loss) and Net Cash Provided by (Used In) Operating Activities. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, Net Income (Loss), Operating Income (Loss), Net Cash Provided by (Used in) Operating Activities, or any other measure of financial performance presented in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures of other companies because other companies may not calculate Adjusted EBITDA in the same manner.

Adjusted EBITDA does not include interest expense, income tax expense, and depreciation and amortization. Because we have borrowed money to finance our operations, interest expense is a necessary element of our costs and our ability to generate cash available for distribution. Because we have capital assets, depreciation and amortization are also necessary elements of our costs. Therefore, any measures that exclude these elements have material limitations. To compensate for these limitations, we believe that it is important to consider Net Income (Loss) and Net cash Provided by (Used in) Operating Activities as determined under GAAP, as well as Adjusted EBITDA, to evaluate our overall performance.

Distributable Cash Flow. We define Distributable Cash Flow as Net Cash Provided by (Used in) Operating Activities less cash received (plus cash paid) for closed commodity derivative positions included in Accumulated Other Comprehensive Income (Loss), plus changes in operating assets and liabilities which (provided) used cash, less maintenance capital expenditures and plant turnaround costs. Distributable Cash Flow is a significant performance measure used by our management and by external users of our financial statements, such as investors, commercial banks and research analysts, to compare basic cash flows generated by us to the cash distributions we expect to pay unitholders. Distributable Cash Flow is also an important financial measure for our unitholders since it serves as an indicator of our success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not we are generating cash flow at a level that can sustain or support an increase in our quarterly distribution rates. Distributable Cash Flow is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships because the value of a unit of such an entity is generally determined by the unit's yield, which in turn is based on the amount of cash distributions the entity pays to a unitholder.

Adjusted Free Cash Flow. We define Adjusted Free Cash Flow as Distributable Cash Flow less growth capital expenditures and principal payments under finance lease obligations. Adjusted Free Cash Flow is a significant performance measure used by our management and by external users of our financial statements and represents how much cash flow a business generates during a specified time period after accounting for all capital expenditures, including expenditures for growth and maintenance capital projects. We believe that Adjusted Free Cash Flow is important to investors, lenders, commercial banks and research analysts since it reflects the amount of cash available for reducing debt, investing in additional capital projects, paying distributions, and similar matters. Our calculation of Adjusted Free Cash Flow may or may not be comparable to similarly titled measures used by other entities.

The GAAP measure most directly comparable to Distributable Cash Flow and Adjusted Free Cash Flow is Net Cash Provided by (Used in) Operating Activities. Distributable Cash Flow and Adjusted Free Cash Flow should not be considered alternatives to, or more meaningful than, Net Income (Loss), Operating Income (Loss), Net Cash Provided by (Used in) Operating Activities, or any other measure of liquidity presented in accordance with GAAP. Distributable Cash Flow and Adjusted Free Cash Flow have important limitations because they exclude some items that affect Net Income (Loss), Operating Income (Loss), and Net Cash Provided by (Used in) Operating Activities. Distributable Cash Flow and Adjusted Free Cash Flow may not be comparable to similarly titled measures of other companies because other companies may not calculate these non-GAAP metrics in the same manner. To compensate for these limitations, we believe that it is important to consider Net Cash Provided by (Used in) Operating Activities determined under GAAP, as well as Distributable Cash Flow and Adjusted Free Cash Flow, to evaluate our overall liquidity.

Contact:

Sharon Taylor - Executive Vice President & Chief Financial Officer
(877) 256-6644
ir@mmlp.com

MMLP-F

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Dollars in thousands)

	June 30, 2025	December 31, 2024
	(Unaudited)	(Audited)
Assets
Cash	$47	$55
Accounts and other receivables, less allowance for doubtful accounts of $1,319 and $940, respectively	57,502	53,569
Inventories	46,124	51,707
Due from affiliates	8,803	13,694
Other current assets	9,127	11,454
Total current assets	121,603	130,479

Property, plant and equipment, at cost	960,880	954,059
Accumulated depreciation	(666,056)	(648,609)
Property, plant and equipment, net	294,824	305,450

Goodwill	16,671	16,671
Right-of-use assets	64,815	67,140
Investment in DSM Semichem LLC	6,489	7,314
Deferred income taxes, net	10,100	9,946
Other assets, net	1,130	1,509
Total assets	$515,632	$538,509

Liabilities and Partners’ Capital (Deficit)
Current installments of long-term debt and finance lease obligations	$15	$14
Trade and other accounts payable	54,020	61,599
Product exchange payables	943	798
Due to affiliates	3,701	4,927
Income taxes payable	2,132	1,283
Other accrued liabilities	46,878	46,880
Total current liabilities	107,689	115,501

Long-term debt, net	427,821	437,635
Finance lease obligations	47	55
Operating lease liabilities	44,762	47,815
Other long-term obligations	9,500	7,942
Total liabilities	589,819	608,948

Commitments and contingencies
Partners’ capital (deficit)	(74,187)	(70,439)
Total liabilities and partners' capital (deficit)	$515,632	$538,509

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenues:
Terminalling and storage *	$22,404	$22,375	$43,953	$44,892
Transportation *	53,826	57,676	106,811	115,983
Sulfur services	4,073	3,477	8,296	6,954
Product sales: *
Specialty products	60,318	67,288	129,623	133,613
Sulfur services	40,055	33,715	84,536	63,919
	100,373	101,003	214,159	197,532
Total revenues	180,676	184,531	373,219	365,361

Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Specialty products *	52,270	57,553	112,764	114,783
Sulfur services *	26,234	19,234	55,316	39,633
Terminalling and storage *	—	24	—	42
	78,504	76,811	168,080	154,458
Expenses:
Operating expenses *	64,382	65,358	128,836	129,292
Selling, general and administrative *	10,882	10,701	22,656	19,614
Depreciation and amortization	12,638	12,687	25,454	25,336
Total costs and expenses	166,406	165,557	345,026	328,700

Gain on disposition or sale of property, plant and equipment	613	953	1,092	1,161
Operating income	14,883	19,927	29,285	37,822

Other income (expense):
Interest expense, net	(14,608)	(14,377)	(28,715)	(28,219)
Equity in loss of DSM Semichem LLC	(616)	—	(825)	—
Other, net	18	2	16	18
Total other expense	(15,206)	(14,375)	(29,524)	(28,201)

Net income before taxes	(323)	5,552	(239)	9,621
Income tax expense	(2,084)	(1,772)	(3,201)	(2,568)
Net income (loss)	(2,407)	3,780	(3,440)	7,053
Less general partner's interest in net income (loss)	(48)	76	(69)	141
Less income (loss) allocable to unvested restricted units	(10)	16	(14)	28
Limited partners' interest in net income (loss)	$(2,349)	$3,688	$(3,357)	$6,884

Net income (loss) per unit attributable to limited partners - basic	$(0.06)	$0.09	$(0.09)	$0.18
Net income (loss) per unit attributable to limited partners - diluted	$(0.06)	$0.09	$(0.09)	$0.18
Weighted average limited partner units - basic	38,892,347	38,832,222	38,887,692	38,833,039
Weighted average limited partner units - diluted	38,892,347	38,891,375	38,887,692	38,872,192

*Related Party Transactions Shown Below

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per unit amounts)

*Related Party Transactions Included Above

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenues:*
Terminalling and storage	$18,221	$18,078	$35,483	$36,627
Transportation	7,320	8,318	15,290	16,919
Product Sales	1,040	123	2,340	252
Costs and expenses:*
Cost of products sold: (excluding depreciation and amortization)
Specialty products	7,277	8,368	13,287	14,941
Sulfur services	3,187	2,919	6,308	5,912
Terminalling and storage	—	24	—	42
Expenses:
Operating expenses	27,823	26,501	55,388	52,924
Selling, general and administrative	8,135	8,638	16,027	15,501

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CAPITAL (DEFICIT)
(Unaudited)
(Dollars in thousands)

	Partners’ Capital (Deficit)
	Common Limited		General Partner Amount
	Units	Amount		Total
Balances - March 31, 2025	39,055,086	$(73,041)	$1,413	$(71,628)
Net loss	—	(2,359)	(48)	(2,407)
Cash distributions	—	(195)	(4)	(199)
Unit-based compensation	—	47	—	47
Balances - June 30, 2025	39,055,086	(75,548)	1,361	(74,187)

Balances - December 31, 2024	39,001,086	$(71,877)	$1,438	$(70,439)
Net loss	—	(3,371)	(69)	(3,440)
Issuance of restricted units	54,000	—	—	—
Cash distributions	—	(390)	(8)	(398)
Unit-based compensation	—	90	—	90
Balances - June 30, 2025	39,055,086	$(75,548)	$1,361	$(74,187)

	Partners’ Capital (Deficit)
	Common Limited		General Partner Amount
	Units	Amount		Total
Balances - March 31, 2024	39,001,086	$(63,115)	$1,619	$(61,496)
Net loss	—	3,704	76	3,780
Issuance of restricted units	—	—	—	—
Cash distributions	—	(195)	(4)	(199)
Unit-based compensation	—	49	—	49
Balances - June 30, 2024	39,001,086	(59,557)	1,691	(57,866)

Balances - December 31, 2023	38,914,806	$(66,182)	$1,558	$(64,624)
Net income	—	6,912	141	7,053
Issuance of restricted units	86,280	—	—	—
General partner contribution	—	—	—	—
Cash distributions	—	(390)	(8)	(398)
Unit-based compensation	—	103	—	103
Balances - June 30, 2024	39,001,086	$(59,557)	$1,691	$(57,866)

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	Six Months Ended
	June 30,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$(3,440)	$7,053
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	25,454	25,336
Amortization of deferred debt issuance costs	1,556	1,539
Amortization of debt discount	1,200	1,200
Deferred income tax expense	(154)	26
Gain on disposition or sale of property, plant and equipment, net	(1,092)	(1,161)
Equity in loss of DSM Semichem LLC	825	—
Non cash unit-based compensation	90	103
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	(3,933)	2,383
Inventories	5,583	2,031
Due from affiliates	4,891	(14,227)
Other current assets	(544)	174
Trade and other accounts payable	(6,181)	523
Product exchange payables	145	(426)
Due to affiliates	(1,226)	(3,065)
Income taxes payable	849	722
Other accrued liabilities	(611)	(1,196)
Change in other non-current assets and liabilities	1,484	922
Net cash provided by operating activities	24,896	21,937

Cash flows from investing activities:
Payments for property, plant and equipment	(11,222)	(24,194)
Payments for plant turnaround costs	(1,799)	(6,705)
Investment in DSM Semichem LLC	—	(6,938)
Proceeds from sale of property, plant and equipment	1,092	738
Net cash used in investing activities	(11,929)	(37,099)

Cash flows from financing activities:
Payments of long-term debt	(121,500)	(113,000)
Payments under finance lease obligations	(7)	(1)
Proceeds from long-term debt	109,000	128,577
Payment of debt issuance costs	(70)	(15)
Cash distributions paid	(398)	(398)
Net cash provided by (used in) financing activities	(12,975)	15,163

Net increase (decrease) in cash	(8)	1
Cash at beginning of period	55	54
Cash at end of period	$47	$55

Non-cash additions to property, plant and equipment	$1,263	$2,641
Non-cash contribution of land to DSM Semichem LLC	$—	$1,000

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Unaudited)
(Dollars and volumes in thousands, except BBL per day)

Transportation Segment

Comparative Results of Operations for the Three Months Ended June 30, 2025 and 2024

	Three Months Ended June 30,		Variance	Percent Change
	2025	2024
	(In thousands)
Revenues	$57,701	$61,467	$(3,766)	(6)%
Operating expenses	46,399	47,783	(1,384)	(3)%
Selling, general and administrative expenses	2,769	2,527	242	10%
Depreciation and amortization	2,916	3,381	(465)	(14)%
	5,617	7,776	(2,159)	(28)%
Gain on disposition or sale of property, plant and equipment	600	260	340	131%
Operating income	$6,217	$8,036	$(1,819)	(23)%

Comparative Results of Operations for the Six Months Ended June 30, 2025 and 2024

	Six Months Ended June 30,		Variance	Percent Change
	2025	2024
	(In thousands)
Revenues	$115,176	$123,509	$(8,333)	(7)%
Operating expenses	93,046	94,424	(1,378)	(1)%
Selling, general and administrative expenses	5,637	4,727	910	19%
Depreciation and amortization	5,848	6,857	(1,009)	(15)%
	$10,645	$17,501	$(6,856)	(39)%
Gain on disposition or sale of property, plant and equipment	1,078	366	712	195%
Operating income	$11,723	$17,867	$(6,144)	(34)%

Terminalling and Storage Segment

Comparative Results of Operations for the Three Months Ended June 30, 2025 and 2024

	Three Months Ended June 30,		Variance	Percent Change
	2025	2024
	(In thousands, except BBL per day)

Revenues	$24,228	$24,402	$(174)	(1)%
Cost of products sold	—	24	(24)	(100)%
Operating expenses	15,079	15,522	(443)	(3)%
Selling, general and administrative expenses	746	820	(74)	(9)%
Depreciation and amortization	5,411	5,729	(318)	(6)%
	2,992	2,307	685	30%
Gain on disposition or sale of property, plant and equipment	8	995	(987)	(99)%
Operating income	$3,000	$3,302	$(302)	(9)%

Shore-based throughput volumes (gallons)	47,199	42,491	4,708	11%
Smackover refinery throughput volumes (guaranteed minimum BBL per day)	6,500	6,500	—	—%

Comparative Results of Operations for the Six Months Ended June 30, 2025 and 2024

	Six Months Ended June 30,		Variance	Percent Change
	2025	2024
	(In thousands, except BBL per day)

Revenues	$47,642	$48,687	$(1,045)	(2)%
Cost of products sold	—	42	(42)	(100)%
Operating expenses	29,892	30,557	(665)	(2)%
Selling, general and administrative expenses	1,669	1,102	567	51%
Depreciation and amortization	10,980	11,124	(144)	(1)%
	5,101	5,862	(761)	(13)%
Gain on disposition or sale of property, plant and equipment	9	1,097	(1,088)	(99)%
Operating income	$5,110	$6,959	$(1,849)	(27)%

Shore-based throughput volumes (gallons)	85,690	88,260	(2,570)	(3)%
Smackover refinery throughput volumes (guaranteed minimum) (BBL per day)	6,500	6,500	—	—%

Sulfur Services Segment

Comparative Results of Operations for the Three Months Ended June 30, 2025 and 2024

	Three Months Ended June 30,		Variance	Percent Change
	2025	2024
	(In thousands)
Revenues:
Services	$4,073	$3,477	$596	17%
Products	40,055	33,716	6,339	19%
Total revenues	44,128	37,193	6,935	19%

Cost of products sold	29,311	22,183	7,128	32%
Operating expenses	3,655	2,744	911	33%
Selling, general and administrative expenses	1,638	1,717	(79)	(5)%
Depreciation and amortization	3,556	2,778	778	28%
	5,968	7,771	(1,803)	(23)%
Gain (loss) on disposition or sale of property, plant and equipment	1	(308)	309	100%
Operating income	$5,969	$7,463	$(1,494)	(20)%

Sulfur (long tons)	144	91	53	58%
Fertilizer (long tons)	73	64	9	14%
Total sulfur services volumes (long tons)	217	155	62	40%

Comparative Results of Operations for the Six Months Ended June 30, 2025 and 2024

	Six Months Ended June 30,		Variance	Percent Change
	2025	2024
	(In thousands)
Revenues:
Services	$8,296	$6,954	$1,342	19%
Products	84,536	63,920	20,616	32%
Total revenues	92,832	70,874	21,958	31%

Cost of products sold	61,313	44,954	16,359	36%
Operating expenses	7,487	5,684	1,803	32%
Selling, general and administrative expenses	3,235	3,020	215	7%
Depreciation and amortization	7,113	5,760	1,353	23%
	13,684	11,456	2,228	19%
Gain (loss) on disposition or sale of property, plant and equipment	1	(308)	309	100%
Operating income	$13,685	$11,148	$2,537	23%

Sulfur (long tons)	277	182	95	52%
Fertilizer (long tons)	170	136	34	25%
Total sulfur services volumes (long tons)	447	318	129	41%

Specialty Products Segment

Comparative Results of Operations for the Three Months Ended June 30, 2025 and 2024

	Three Months Ended June 30,		Variance	Percent Change
	2025	2024
	(In thousands)
Products revenues	$60,341	$67,317	$(6,976)	(10)%
Cost of products sold	54,166	59,711	(5,545)	(9)%
Operating expenses	(31)	26	(57)	(219)%
Selling, general and administrative expenses	1,821	1,842	(21)	(1)%
Depreciation and amortization	755	799	(44)	(6)%
	3,630	4,939	(1,309)	(27)%
Gain on disposition or sale of property, plant and equipment	4	6	(2)	(33)%
Operating income	$3,634	$4,945	$(1,311)	(27)%

NGL sales volumes (Bbls)	572	540	32	6%
Other specialty products volumes (Bbls)	89	93	(4)	(4)%
Total specialty products volumes (Bbls)	661	633	28	4%

Comparative Results of Operations for the Six Months Ended June 30, 2025 and 2024

	Six Months Ended June 30,		Variance	Percent Change
	2025	2024
	(In thousands)
Products revenues	$129,669	$133,663	$(3,994)	(3)%
Cost of products sold	117,211	119,355	(2,144)	(2)%
Operating expenses	—	51	(51)	(100)%
Selling, general and administrative expenses	3,570	3,165	405	13%
Depreciation and amortization	1,513	1,595	(82)	(5)%
	7,375	9,497	(2,122)	(22)%
Gain on disposition or sale of property, plant and equipment	4	6	(2)	(33)%
Operating income	$7,379	$9,503	$(2,124)	(22)%

NGL sales volumes (Bbls)	1,236	1,162	74	6%
Other specialty products volumes (Bbls)	170	172	(2)	(1)%
Total specialty products volumes (Bbls)	1,406	1,334	72	5%

Indirect Selling, General and Administrative Expenses
Comparative Results of Operations for the Three and Six Months Ended June 30, 2025 and 2024

	Three Months Ended June 30,		Variance	Percent Change	Six Months Ended June 30,		Variance	Percent Change
	2025	2024			2025	2024
	(In thousands)				(In thousands)
Indirect selling, general and administrative expenses	$3,937	$3,819	$118	3%	$8,612	$7,655	$957	13%

Non-GAAP Financial Measures

The following tables reconcile the non-GAAP financial measurements used by management to our most directly comparable GAAP measures for the three and six months ended June 30, 2025 and 2024, which represents EBITDA, Adjusted EBITDA, Distributable Cash Flow, and Adjusted Free Cash Flow:

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,

	2025	2024	2025	2024
	(in thousands)		(in thousands)
Net income (loss)	$(2,407)	$3,780	$(3,440)	$7,053
Adjustments:
Interest expense	14,608	14,377	28,715	28,219
Income tax expense	2,084	1,772	3,201	2,568
Depreciation and amortization	12,638	12,687	25,454	25,336
EBITDA	26,923	32,616	53,930	63,176
Adjustments:
Gain on disposition or sale of property, plant and equipment	(613)	(953)	(1,092)	(1,161)
Transaction expenses related to the terminated Merger with Martin Resource Management Corporation	—	—	827	—
Equity in (earnings) loss of DSM Semichem LLC	616	—	825	—
Non-cash contractual revenue adjustment	175	—	396	—
Unit-based compensation	47	49	90	103
Adjusted EBITDA	$27,148	$31,712	$54,976	$62,118

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA, Distributable Cash Flow, and Adjusted Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,

	2025	2024	2025	2024
	(in thousands)		(in thousands)
Net cash provided by operating activities	$30,915	$11,828	$24,896	$21,937
Interest expense [1]	13,229	13,004	25,959	25,480
Current income tax expense	2,024	1,420	3,355	2,542
Transaction expenses related to the terminated Merger with Martin Resource Management Corporation	—	—	827	—
Non-cash contractual revenue adjustment	175	—	396	—
Changes in operating assets and liabilities which (provided) used cash:
Accounts and other receivables, inventories, and other current assets	(6,570)	9,919	(5,997)	9,639
Trade, accounts and other payables, and other current liabilities	(12,013)	(3,786)	7,024	3,442
Other	(612)	(673)	(1,484)	(922)
Adjusted EBITDA	27,148	31,712	54,976	62,118
Adjustments:
Interest expense	(14,608)	(14,377)	(28,715)	(28,219)
Income tax expense	(2,084)	(1,772)	(3,201)	(2,568)
Deferred income taxes	60	352	(154)	26
Amortization of debt discount	600	600	1,200	1,200
Amortization of deferred debt issuance costs	779	773	1,556	1,539
Payments for plant turnaround costs	(977)	(745)	(1,799)	(6,705)
Maintenance capital expenditures	(4,246)	(7,009)	(8,103)	(12,211)
Distributable Cash Flow	6,672	9,534	15,760	15,180
Principal payments under finance lease obligations	(3)	(1)	(7)	(1)
Investment in DSM Semichem LLC	—	(6,938)	—	(6,938)
Expansion capital expenditures	(792)	(5,450)	(1,721)	(11,681)
Adjusted Free Cash Flow	$5,877	$(2,855)	$14,032	$(3,440)

1 Net of amortization of debt issuance costs and discount, which are included in interest expense but not included in net cash provided by (used in) operating activities.